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                                                                   EXHIBIT 10.55


                         CORPORATE CONSULTING AGREEMENT


         This Agreement is effective as of the 3rd day of March, 1996, by and between Integrated Security Systems, Inc. (the "Company") and Bathgate McColley Capital Group LLC (the "Consultant").

         WHEREAS, Company is seeking advice as to various business matters, and

         WHEREAS, Company desires to engage Consultant to advise it with regard to such matters, and

         WHEREAS, Company and Consultant desire to enter into this Agreement upon the terms and conditions thereof,

         NOW THEREFORE, upon the consideration of the mutual promises and agreements contained herein, the parties agree as follows:


                                   AGREEMENT

         1. Engagement of Consultant. The Company hereby engages Consultant and Consultant hereby agrees to render services to the Company as set forth below.

         2. Services. During the term of this Agreement, Consultant shall provide advice to, and consult with, the Company concerning business and financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company and its subsidiaries, enhancement of the depth and breadth of the market for the Company's securities, strategic planning, identification and review of merger and acquisition possibilities, Company's relations with its securities holders, preparation and distribution of periodic reports, merger and acquisitions services described hereinafter in Section 6, and shall periodically provide to the Company analysis of the Company's financial statements ("Consulting Services"). Said advice and consultation shall be provided to the Company in such form, manner and place as the Company reasonably requests.

         Consultant shall not by this Agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than Company. The Company, following the completion of a private offering of the Company's securities by the Consultant in the amount of at least $250,000 gross proceeds ("Private Offering"), shall not engage any other person to provide the services being provided by the Consultant pursuant to and during the term of this Agreement. The Private Offering is described in a letter agreement between the parties dated March 1, 1996 and any and all subsequent amendments thereto.




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         3.      Extent of Consulting Services Provided.  Consultant shall be available to provide Consulting Services for up to twenty (20) hours per month during the term of this Agreement. Consultant may, but shall not be required to, devote such additional time to the Company as may be requested by Company. The person or persons who shall provide the Consulting Services shall be designated by Consultant.

         4. Term. The term of this Agreement shall be a twenty-four (24) month period commencing on the date of this Agreement.

         5. Compensation. As compensation for the Consulting Services, Company shall pay to Consultant a fee of eighty-four thousand dollars ($84,000). Of this total fee, $36,000 shall be payable upon execution of this Agreement and is contingent on the closing of an institutional placement of a least $900,000 in equity and/or debt securities by the Company and the remaining $48,000 is contingent on the completion of the Private Offering, whereupon the $48,000 shall be paid over the term of the Agreement in equal quarterly payments, payable at the beginning of each quarter. The first $6,000 payment shall be due at the initial closing of the Private Offering and the balance of the payments is due on the 1st day of each quarter thereafter. Additionally, Company shall issue, upon the occurrence of the following described events, a Warrant to the Consultant in a form prepared by counsel for Consultant entitling Consultant to purchase 200,000 shares of the Company's common stock for $1.00 per share at any time during the five (5) year period commencing one (1) year following the date of this Agreement. The Warrant shall be issued for (i) 100,000 shares upon the closing of the institutional placement of a least $900,900 described above and separately for (ii) 100,000 shares upon the completion of the Private Offering. The Warrant will contain customary anti-dilution provisions, customary piggy-back registration provisions and the right of the holder of the Warrant to exchange the Warrant in a cashless exercise for a lesser number of shares of common stock based on the market price of the Company's common stock. The Warrant shall be issued promptly following execution of this Agreement. The Company shall reimburse the Consultant for all reasonable out-of-pocket travel expenses incurred on behalf of the Company within thirty (30) days of submission of a statement of said expenses by the Consultant.

         6. Merger and Acquisition. If the Company contemplates the purchase of substantially all the assets form another entity, a merger, acquisition, joint venture, or significant investment by the Company (defined for purposes hereof to include any subsidiary) in another entity, the Company will engage Consultant to assist it in negotiating, structuring and evaluating the transaction and will pay a fee to Consultant for its services calculated as follows:

         5% of the value of the transaction to the Company up to and including $1,000,000;

         4% of the value of the transaction to the Company greater than $1,000,000 and up to and including $2,000,000;

         3% of the value of the transaction to the Company greater than $2,000,000 and up to and including $3,000,000;





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         2% of the value of the transaction to the Company greater than
         $3,000,000 and up to and including $4,000,000; and

         1% of the value of the transaction to the Company in excess of $4,000,000.

Value of the transaction (consideration) is defined as:

                 A. The total proceeds and other consideration (including cash, securities or installments) issued by the Company in connection with an acquisition of, or merger with, another company, excluding any debt assumed by the Company in the transaction.

                 B. If a portion of such consideration includes contingent payments (whether or not related to future earning or operations), aggregate consideration will be paid as the Company or its shareholders issue or receive payment, but not in advance of receiving same.

                 C. In the event that the aggregate consideration for the transaction consists in whole or in part of securities, for the purpose of calculating the amount of aggregate consideration, the value of such securities will be the average bid of closing prices for five consecutive days preceding the consummation of the transaction or, in the absence of public trading market thereof, the fair market value thereof as the Company and the Consultant agree on the day preceding the consummation of the transaction.

         7. Disclaimer of Responsibility for Acts of Company. The obligations of the Consultant described in the this Agreement consist solely of Consulting Services to Company. In no event shall Consultant be required by this Agreement to act as the agent of Company or otherwise to represent or make decisions for Company. The Consultant shall not be required to engage in activities in any jurisdiction for which registration as a securities broker-dealer is required prior to the Consultant obtaining such registration. All final decisions with respect to acts of Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Company or such affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Company as a consequence of such decisions.

         8. Indemnification. The Company shall indemnify and hold the Consultant and each manager, member, employee, representative, agent, surety, guarantor, and each person who controls the Consultant within the meaning of
Section 15 of the Act, harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this Agreement and the service provided thereby, except when the Consultant has been proven to be at fault due to fraud or negligence. The Company shall also indemnify and hold the Consultant and other indemnified person harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.





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         The Consultant and other indemnified persons shall give the Company prompt notice of any such liability, claim or lawsuit which it contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

         The Consultant shall indemnify and hold the Company and each officer, director, employee representative, agent, surety, guarantor, and each person who control the Company within the meaning of Section 15 of the Act, harmless against any and all liabilities, claims, and lawsuits, including any and all awards and/or judgments to which they may become subject under any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon this Agreement and the services provided thereby, except when the Company has been proven to be at fault due to fraud or negligence. In addition, the Consultant shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

         The Company and the indemnified persons shall give the Consultant prompt notice of any such liability, claim or lawsuit which it contends is the subject matter of the Consultant's indemnification and the consultant thereupon shall be granted the right to take any and all necessary and proper action, at its sole costs and expense, with respect to such liability claim or lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

         9. Confidentiality Agreement. The Company and Consultant mutually agree that neither party will divulge or convey to others any information, knowledge, data or property relating to the other party's business in any way unless authorized by the other party in writing. This includes, but is not limited to, information, knowledge, data or property concerning any process, apparatus or product manufactured, used, developed, investigated or considered by the Company or Consultant and also specifically includes all confidential and/or proprietary information of any other company revealed by the Company or Consultant in confidence.

         All memoranda, notes, records, papers or other documents (and all copies thereof), relating to the Company or Consultant's business and all property associated therewith in any way obtained by the other party from the first party shall remain the property of the other party and shall be delivered by the first party to the other party at any time on the other party's request. This includes, but is not limited to, such documents and property concerning any process, apparatus or product manufactured, used, developed, investigated or considered by respective party.





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         Notwithstanding anything to the contrary herein, the Company and
Consultant shall have no obligation to preserve the confidentiality of any information, data or property of the other party which:

         a. was previously known (as evidenced by written records) if such information was known free of any obligation to keep it confidential; or

         b. is or becomes publicly available by other than unauthorized disclosure; or

         c. is received from a third party whose disclosure does not violate any confidentiality obligation; or

         d.      is developed or discovered independently; or

         e. is disclosed to third parties without restriction by the party to whose business the information relates.

         Each party acknowledges that monetary damages are not an adequate remedy for any breach of this confidentiality agreement that may occur by reason of the unique proprietary nature of the information, data or property furnished to the other party, and each party agrees that the confidentiality agreement may be enforced through injunctive or other equitable relief, in addition to an action for damages, in the event of its breach.

         10. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

         11. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver or this provision or of any other provision hereof.

         12. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         13. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any attempt by either party to assign any rights, duties or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

         14. Governing Law. The validity interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of Colorado.





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         15.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

         16. Arbitration. The parties agree that all controversies which may arise between them concerning any transaction, the construction, performance or breach of this Agreement shall be determined by arbitration in accordance with the rules of the National Association of Securities Dealers, Inc. This shall enure to the benefit of and be binding on the Company, its officers, directors, registered representatives, agents, independent contractors, employees, controlling persons and be binding on the Consultant, its representatives, agents, independent contractors, employees, sureties and any person acting on its behalf in relation to acting subject to this Agreement. Any award rendered in arbitration may be enforced in any court of competent jurisdiction.

                                        COMPANY:

                                        INTEGRATED SECURITY SYSTEMS, INC.


                                        By: /s/ Gerald K. Beckmann
                                            -----------------------------------
                                            Gerald K. Beckmann, President and
                                            Chief Executive Officer


                                        CONSULTANT:

                                        BATHGATE MCCOLLEY CAPITAL GROUP LLC


                                        By: /s/ Eugene C. McColley
                                            -----------------------------------
                                            Eugene C. McColley, Manager





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